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                                  EXHIBIT 10.33


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                         CAROLINA FIRST BANCSHARES, INC.
                           SECOND AMENDED AND RESTATED
                      DIRECTORS' DEFERRED COMPENSATION PLAN


                                    ARTICLE 1
                              ESTABLISHMENT OF PLAN

1.01 Background of Plan. Carolina First BancShares, Inc. hereby amends and restates the Carolina First BancShares, Inc. Amended and Restated Directors' Deferred Compensation Plan, effective as of January 1, 2000, and renames the plan the Carolina First BancShares, Inc. Second Amended and Restated Directors' Deferred Compensation Plan.

1.02 Status of Plan. The Plan is intended to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended. Although the plan is unfunded for tax purposes, the Company has established a trust under Revenue Procedure 92-64 to provide benefits under the Plan. (See Section 1.03).

1.03 Establishment of Trust. As noted in Section 1.02, the Company has established a trust to fund benefits provided under the terms of the Plan ("Trust"). It is intended that a transfer of assets into the Trust will not generate taxable income (for federal income tax purposes) to the Participants until such assets are actually distributed or otherwise made available to the Participants.

1.04 Purpose. The purpose of the Plan is to permit Directors to defer Compensation they receive from the Company and, through the Stock Account, give Directors the opportunity to further align their interests with the interests of the Company's shareholders.


                                    ARTICLE 2
                                   DEFINITIONS

2.01 Definitions. Certain terms of the Plan have defined meanings set forth in this Article and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

                  Accounts. The Certificate of Deposit Account, the Balanced Mutual Fund Account, the Growth Mutual Fund Account and the Stock Account, as defined below.

                  Advisory Director. A Director becomes an Advisory Director in the month following his or her 70th birthday. Advisory Directors may continue to attend meetings of the Board and shall receive the same Compensation as Directors, but may not vote.

                  Balanced Mutual Fund Account. The account established by the Company for each Participant for Compensation deferred pursuant to the Plan, the performance and value of which shall be measured by reference to the performance of one or more balanced mutual funds (investing in equities and fixed income instruments) designated from time to time by the Plan Administrator as being benchmark investments for the Balanced Mutual Fund Accounts. The maintenance of individual Balanced Mutual Fund Accounts is for bookkeeping purposes only.

                  Beneficiary. Any person or persons designated by a Participant, in accordance with procedures established by the Committee or Plan Administrator, to receive benefits hereunder in


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         the event of the Participant's death. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant's surviving spouse, or, if none, the Participant's surviving descendants (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant's estate.

                  Board. The Board of Directors of the Company.

                  Certificate of Deposit Account. The account established by the Company for each Participant for Compensation deferred pursuant to the Plan and which shall be credited with interest on the last day of each month (or such other day as determined by the Plan Administrator) based on the annual yield of six-month certificates of deposit of Lincoln Bank as of, and adjusted on, April 1 and October 1 of each calendar year. The maintenance of individual Certificate of Deposit Accounts is for bookkeeping purposes only.

                  Committee. The Compensation Committee of the Board or its designee that will administer and interpret the terms of the Plan.

                  Common Stock. The $2.50 par value common stock of the Company.

                  Common Stock Units. Phantom stock units having value based on shares of Common Stock, which may be credited to Participants' Stock Accounts pursuant to the Plan.

                  Company. Carolina First BancShares, Inc. and its corporate successors.

                  Compensation. The compensation that the Company pays a Director to serve as a Director, including without limitation, annual retainer and amounts paid for attendance meetings of Directors.

                  Director. A member of the Board, a member of a Subsidiary's board of directors, an Advisory Director to the Company or a Subsidiary, or a member of an advisory board of directors to the Company or a Subsidiary.

                  Election Form. A form, substantially in the form attached hereto as Exhibit A, pursuant to which a Director elects to defer Compensation under the Plan.

                  Election Date. The date established by the Plan as the date by which a Participant must submit a valid Election Form to the Plan Administrator in order to participate in the Plan for a calendar year. For each calendar year, the Election Date is December 31 of the preceding calendar year; provided, however, that the Election Date for a newly eligible Participant shall be the 30th day following the date on which such individual becomes a Director.

                  Fair Market Value. The average of the bid and asked price of a share of Common Stock on the over-the-counter market on a given date, or if the Common Stock was not traded on such day, then on the next preceding trading date on which the Common Stock was traded.

                  Growth Mutual Fund Account. The account established by the Company for each Participant for Compensation deferred pursuant to the Plan, the performance and value of which shall be measured by reference to the performance of one or more growth mutual funds (investing in growth equities) designated from time to time by the Plan Administrator as being benchmark investments for the Growth Mutual Fund Accounts. The maintenance of individual Growth Mutual Fund Accounts is for bookkeeping purposes only.


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                Independent Agent. An "agent independent of the issuer" as defined in Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended. The Independent Agent shall be First Citizens Bank, Raleigh, North Carolina, or such other agent independent of the issuer as shall be designated from time to time by the Board.

                  Participant. Any Director who is participating in the Plan.

                  Plan. The Carolina First BancShares, Inc. Amended and Restated Directors' Deferred Compensation Plan as set forth in this document, together with any subsequent amendments hereto.

                  Plan Administrator. The Treasurer of the Company or such other individual(s) appointed by the Committee.

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                  Stock Account. The account established by the Company for each
         Participant for Compensation deferred pursuant to the Plan and which shall be credited with a money-market rate of return unless and until invested in Common Stock Units. Once invested in Common Stock Units, the performance and value of the Stock Account shall be measured by reference to the Fair Market Value of the Common Stock from time to time. The maintenance of individual Stock Accounts is for bookkeeping purposes only.

                  Subsidiary. A wholly owned subsidiary of the Company and any wholly owned subsidiary of a subsidiary of the Company.

                  Termination of Service. A Termination of Service occurs when a Participant ceases to serve as a Director for any reason.

                  Transfer Date. The date upon which a transfer between or among Accounts is effected pursuant to a valid Transfer Form.

                  Transfer Form. A form, substantially in the form attached hereto as Exhibit B, pursuant to which a Participant elects to transfer amounts between his or her Accounts.

                  Trust. The trust referred to in Sections 1.02 and 1.03 of the Plan.

                                    ARTICLE 3
                                  PARTICIPATION

3.01 Election to Participate. Each Director is automatically eligible to participate in the Plan. A Director may participate in the Plan by delivering a properly completed and signed Election Form to the Plan Administrator on or before the Election Date. The Director's participation in the Plan will be effective as of the first day of the calendar year beginning after the Plan Administrator receives the Director's Election Form, or, in the case of a newly eligible Participant, on the first day of the calendar month beginning after the Plan Administrator receives such Director's Election Form. A Participant shall not be entitled to any benefit hereunder unless such Participant has properly completed an Election Form and deferred the receipt of his or her Compensation pursuant to the Plan.

3.02 Voluntary Termination of Election Form. A Participant may terminate his or her Election Form with respect to future Compensation at any time. Such termination will be effective on the first day of the calendar quarter after the Participant notifies the Plan Administrator of the Participant's termination of the Election Form. If a Participant terminates his or her Election Form, however, the Participant may not activate a new Election Form to defer his or her Compensation for the remainder of the calendar year in which the Participant's former Election Form was terminated. However, effective as of the first day of the following calendar year or the first day of any subsequent calendar year, the Participant (other than a Director who has begun receiving payment of his or her Account) may deliver a new Election Form and thereby defer the receipt of any future Compensation attributable to service on the Board. Such new Election Form shall be effective only for Compensation applicable to the Participant's service on the Board after the first day of the calendar year following the Plan Administrator's receipt of the Participant's new Election Form. Any Compensation deferred prior to the termination of the Election Form shall remain subject to the original Election Form and the Plan.

3.03 Continuation of Election Form. Prior to the commencement of each calendar year, a Participant shall have the right, by executing and delivering to the Plan Administrator a new Election Form, to modify the dollar amount or percentage of his or her Compensation which are deferred under the Plan, and, if such Election Form is filed at least two years prior to the payment


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         commencement date, to change the form of payment (i.e., lump sum or installments) as provided in Section 4.05(b) below. If the Participant fails to deliver a new Election Form prior to the commencement of the new calendar year, the Participant's Election Form in effect during the previous calendar year shall continue in effect during the new calendar year.

3.04 Automatic Termination of Election Form. A Participant's Election Form will automatically terminate at the earlier of (i) the Participant's Termination of Service, or (ii) the termination of the Plan.

3.05 No Right to Continue as a Director. Nothing contained in the Plan shall be deemed to give any Director the right to be retained as a Director of the Company.

                                    ARTICLE 4
                                  PLAN BENEFITS

4.01 Deferred Compensation. A Director may elect to defer all or part of the Compensation to which he or she is entitled in a calendar year. The amount deferred, if any, shall be in increments of $10, beginning with $100, up to 100% of the Director's Compensation. For bookkeeping purposes, the amount of the Compensation which the Director elects to defer pursuant to the Plan shall be transferred to and held in individual Accounts.

4.02 Time of Election of Deferral. A Director who wishes to defer Compensation for a calendar year must irrevocably elect to do so on or prior to the Election Date for such calendar year, by delivering a valid Election Form to the Plan Administrator. The Election Form shall indicate, among other required information: (1) the Compensation to be deferred; and (2) the portion of the deferral to be credited to the Participant's Certificate of Deposit Account, Balanced Mutual Fund Account, Growth Mutual Fund Account and Stock Account, respectively. Amounts to be deferred shall be credited to the Participant's Certificate of Deposit Account, Balanced Mutual Fund Account, Growth Mutual Fund Account and/or Stock Account, as applicable, as of the date such Compensation is otherwise payable.

4.03     Accounts.

         (a) Certificate of Deposit Account. Amounts in a Participant's Certificate of Deposit Account will be credited with interest on the last day of each month (or such other day as determined by the Plan Administrator) based on the annual yield of six-month certificates of deposit of Lincoln Bank as of, and adjusted on, April 1 and October 1 of each calendar year.

         (b) Balanced Mutual Fund Account. Amounts in a Participant's Balanced Mutual Fund Account will be credited or debited, as the case may be, by reference to the performance of one or more balanced mutual funds (investing in equities and fixed income instruments) designated from time to time by the Plan Administrator as being benchmark investments for the Balanced Mutual Fund Accounts.

         (c) Growth Mutual Fund Account. Amounts in a Participant's Growth Mutual Fund Account will be credited or debited, as the case may be, by reference to the performance of one or more growth mutual funds (investing in growth equities) designated from time to time by the Plan Administrator as being benchmark investments for the Growth Mutual Fund Accounts.

         (d) Stock Account. Amounts in a Participant's Stock Account initially will be credited with interest on the last day of each month (or such other day as determined by the Plan Administrator) based on the rate earned in a money-market account at Lincoln Bank. If,


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                  when, and to the extent that, the trustee of the Trust is able to purchase shares of Common Stock for the Trust (which purchases shall be made through an Independent Agent in accordance with Regulation M, Section 102(c), under the Securities Exchange Act of 1934, as amended, or any successor provision), the amounts in Participants' Stock Accounts shall be converted, on a prorata basis, to Common Stock Units. Such Common Stock Units are recorded as units of Common Stock, and fractions thereof, with one Common Stock Unit equating to a single share of Common Stock. Thus, the value of one Common Stock Unit shall be the Fair Market Value of a single share of Common Stock on the date such Common Stock Units are credited to the Stock Account. The use of Common Stock Units is merely a bookkeeping convenience; the Common Stock Units are not actual shares of Common Stock. The actual shares of Common Stock purchased by the trustee of the Trust are owned by the Company, under grantor trust rules, and are subject to the claims of creditors of the Company. There can be no assurance that the trustee of the Trust will be able to purchase shares of Common Stock or that amounts deferred into a Participant's Stock Account will ever be credited with Common Stock Units.
                  As described below in Section 4.05, a Participant may elect to have some or all of the value of his or her Stock Account (to the extent credited with Common Stock Units) distributed in actual shares of Common Stock. The maximum number of Common Stock Units that may be allocated by deferral of Compensation to Stock Accounts under the Plan is 100,000.

         (e) Sub-Accounts. To the extent required for bookkeeping purposes, a Participant's Accounts will be subdivided to reflect deferred Compensation on a year-by-year basis. For example, a 1997 Growth Mutual Fund Sub-Account, a 1998 Growth Mutual Fund Sub-Account, a 1997 Stock Sub-Account, a 1998 Stock Sub-Account, and so on.

4.04     Investment in the Stock Account and Transfers Among Accounts.

         (a) Election Into the Stock Account. If a Participant elects to defer Compensation into his or her Stock Account, his or her Stock Account shall be credited, as of the date described in
                  Section 4.02, with a money-market rate of return unless and until converted to Common Stock Units, as described above in
                  Section 4.03(d). If and when appropriate, a Participant's Stock Account will be credited with that number of Common Stock Units, and fractions thereof, obtained by dividing the dollar amount to be converted to Common Stock Units by the Fair Market Value of the Common Stock as of such date.

         (b) Transfers Among Accounts. Except as provided in the remainder of this paragraph (b), a Participant may, by delivering a valid Transfer Form to the Plan Administrator, direct that all or any portion, designated as a whole dollar amount or as a number of whole Common Stock Units, of the existing balance of one of his or her Accounts be transferred to one or more of his or her other Accounts. However, a Participant may not effect "opposite way" transfers between his or her Accounts more often than once in any six-month period.

         (c) Transfer Into the Stock Account. If a Participant elects pursuant to Section 4.04(b) to transfer an amount from one or more of his or her other Accounts to his or her Stock Account, then effective as of the election's Transfer Date, (i) his or her Account or Accounts from which funds are being transferred shall be reduced by the amount elected to be transferred, and
                  (ii) his or her Stock Account shall be credited with a money-market rate of return unless and until credited with Common Stock Units, as described above in Section 4.03(d). If and when appropriate, a Participant's Stock Account will be credited with that number of Common Stock Units, and fractions thereof, obtained by dividing the dollar amount to be converted to Common Stock Units by the Fair Market Value of the Common Stock as of such date.

         (d) Transfer Out of the Stock Account. If a Participant elects pursuant to Section 4.04(b) to


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                  transfer an amount from his or her Stock Account to one or more of his or her other Accounts, then effective as of the election's Transfer Date, (i) his or her Account or Accounts to which funds are being transferred shall be credited with a dollar amount equal to the cash balance, if any, in the Stock Account plus the amount obtained by multiplying the number of Common Stock Units to be transferred into such Account by the Fair Market Value of the Common Stock on the election's Transfer Date; and (ii) his or her Stock Account shall be reduced by the cash and number of Common Stock Units elected to be transferred.

         (e) Dividend Equivalents. Effective as of the payment date for each cash dividend on the Common Stock, the Stock Account of each Participant whose Stock Account was credited with Common Stock Units on the record date for such dividend shall be credited with an amount equal to the cash dividend that would have been paid on such shares of Common Stock if issued in his or her name. Such amount shall be credited with a money-market rate of interest unless and until converted to Common Stock Units as provided in Section 4.03(d).

         (f) Stock Dividends. Effective as of the payment date for each stock dividend on the Common Stock, additional Common Stock Units shall be credited to the Stock Account of each Participant whose Stock Account was credited with Common Stock Units on the record date for such dividend. The number of Common Stock Units that shall be credited to the Stock Account of such a Participant shall equal the number of shares of Common Stock, and fractions thereof, which the Participant would have received as stock dividends had he or she been the owner on the record date for such stock dividend of the number of shares of Common Stock equal to the number of Common Stock Units credited to his or her Stock Account on such record date.

         (g) Allocation of Dividends. To the extent required for bookkeeping purposes, the allocation of additional Common Stock Units attributable to cash dividends or stock dividends will be made to the Stock Sub-Account holding existing Common Stock Units to which the cash dividend or stock dividend relates. For example, a Participant's 1997 Stock Sub-Account will be credited with dividends attributable to Common Stock Units held in the 1997 Stock Sub-Account. A Participant's 1998 Stock Sub-Account will be credited with dividends attributable to Common Stock Units held in the 1998 Stock Sub-Account, and so on.

         (h) Recapitalization. If, as a result of a recapitalization of the Company, the outstanding shares of Common Stock shall be changed into a greater number or smaller number of shares, the number of Common Stock Units credited to a Participant's Stock Account shall be appropriately adjusted on the same basis.

         (i) Distributions. Amounts credited to the Stock Account (in cash or Common Stock Units) may only be distributed out of the Stock Account by transfer to one or more other Accounts or withdrawal from the Stock Account. Withdrawals from the Stock Account shall be made either in cash or shares of Common Stock, as indicated by the Participant; provided, however, that shares of Common Stock may be elected only to the extent that the Stock Account is credited with Common Stock Units. Any such withdrawal will be delayed, if necessary, until the expiration of six months after the last transfer of funds into the Stock Account from another Account or the last day amounts credited to the Stock Account are converted to Common Stock Units. Any fractional Common Stock Units shall be paid in cash. For purposes of transfers to the other Accounts or distributions from the Stock Fund payable in cash, the number of Common Stock Units to be transferred or distributed from a Participant's Stock Account shall be valued by multiplying the number of such Common Stock Units by the Fair Market Value of the Common Stock as of the date such distribution is to occur.


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         (j)      Responsibility for Investment Choices. Each Participant is
                  solely responsible for any decision to defer Compensation into his or her Accounts and accepts all investment risks entailed by such decision, including the risk of loss and a decrease in the value of the amounts he or she elects to defer into his or her Accounts.

4.05     Form of Payment.

         (a) Payment of Benefits. Payment of Plan benefits shall commence on the first regular business day of the first month following the earliest to occur of (i) the Participant's Termination of Service, or (ii) the Participant's reaching age 70 or becoming an Advisory Director. Any Director who has begun receiving a payment of Plan benefits may not participate further in the Plan.

         (b) Optional Forms of Payment. Distributions from Participant Accounts (either in cash or in Common Stock) may be paid to the Participant either in a lump sum or in a number of approximately equal monthly, quarterly or annual installments designated by the Participant. Such installments may be for up to ten years. The method of payment (e.g., in lump sum or installments) elected on the Participant's initial Election Form will apply to all amounts (including future deferrals) held in the Participant's Accounts; unless the Participant elects a different method of payment (e.g., lump sum or installments) for all amounts (including prior and future deferrals) held in the Participant's Accounts by filing a subsequent Election Form with the Plan Administrator at least two years prior to the payment commencement date. If a Participant elects to receive a distribution of his or her Accounts in cash installments, the Plan Administrator may purchase an annuity from an insurance company which annuity will pay the Participant the desired periodic installments. If the Plan Administrator purchases an annuity contract, the Director will have no further rights to receive payments from the Company or the Plan with respect to the amounts subject to the annuity. If the Plan Administrator does not purchase an annuity contract, the value of the Accounts remaining unpaid shall continue to receive allocations of return as provided in
                  Section 4.03 and Section 4.04. If the Participant fails to designate a payment method in the Participant's initial Election Form or any subsequent Election Form filed with the Plan Administrator at least two years prior to the payment commencement date, the Participant's Account shall be distributed in a lump sum.

         (c)      Stock Payment. If a Participant so designates as provided in
                  Section 4.04(i), distributions from the Stock Account may be distributed to the Participant in the form of Common Stock rather than cash. The shares of Common Stock distributable to Participants under the Plan must be previously issued and repurchased shares and may not be original issue shares.

         (d) Uniform Elections. A Participant's election of payment form shall apply uniformly to each year's Compensation deferred under the Plan.

         (e) Payment to Beneficiary. Upon the Participant's death, all unpaid amounts held in the Participant's Account shall be paid to the Participant's Beneficiary in a lump sum no later than sixty (60) days following the Participant's death or, if the Beneficiary shall so elect in writing to the Plan Administrator prior to payment, unpaid amounts held in the Participant's Account shall be paid to the Participant's Beneficiary over the same period that the Participant had elected to receive such amounts.

4.06 Financial Hardship. The Plan Administrator may, in its sole discretion, accelerate the making of payment to a Participant of an amount reasonably necessary to handle a severe financial hardship of a sudden and unexpected nature due to causes not within the control of the Participant. Such payment may be made even if the Participant has not incurred a Termination of Service. All


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         financial hardship distributions shall be made in cash in a lump sum.
         Such payments will be made on a first-in, first-out basis so that the oldest Compensation deferred under the Plan shall be deemed distributed first in a financial hardship. Any such financial hardship distribution from a Participant's Stock Account will be delayed, if necessary, until the expiration of six months after the last transfer of funds into the Stock Account from another Account.

4.07 Payment to Minors and Incapacitated Persons. In the event that any amount is payable to a minor or to any person who, in the judgment of the Plan Administrator, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways as the Plan Administrator, in its sole discretion, shall determine:

         (a) By payment to the legal representative of such minor or such person;

         (b)      By payment directly to such minor or such person;

         (c) By payment in discharge of bills incurred by or for the benefit of such minor or such person. The Plan Administrator shall make such payments without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan's obligation to the Participant and his or her Beneficiaries.

4.08 Application for Benefits. The Plan Administrator may require a Participant or Beneficiary to complete and file certain forms as a condition precedent to receiving the payment of benefits. The Plan Administrator may rely upon all such information given to it, including the Participant's current mailing address. It is the responsibility of all persons interested in receiving a distribution pursuant to the Plan to keep the Plan Administrator informed of their current mailing addresses.

4.09 Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom the Participant's Account is to be paid if the Participant dies before receipt of all such benefits. Each Beneficiary designation shall be on the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant's lifetime. Each Beneficiary designation filed with the Plan Administrator will cancel all Beneficiary designations previously filed with the Plan Administrator. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.



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                                    ARTICLE 5
                                 FUNDING OF PLAN

5.01 Funding. Plan benefits shall be paid from the general assets of the Company or as otherwise directed by the Company. To the extent that any Participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their Beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

                                    ARTICLE 6
                           ADMINISTRATION OF THE PLAN

6.01 Administration of the Plan. The Committee and the Plan Administrator shall have complete control of the administration of the Plan with all powers necessary to enable it to properly carry out the provisions of the Plan. In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan, the Committee and the Plan Administrator shall have the following specific powers and responsibilities:

         (a) To construe the Plan and to determine all questions arising in the administration, interpretation and operation of the Plan;

         (b) To determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled;

         (c) To keep records of all acts and determinations of the Committee and Plan Administrator, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

         (d) To prepare and distribute to all Participants and Beneficiaries information concerning the Plan and their rights under the Plan;

         (e) To do all things necessary to operate and administer the Plan in accordance with its provisions.

                  Subject to Section 6.02, the Committee's interpretation and construction of any provision of the Plan shall be final, conclusive and binding on all Participants and the Company.

6.02 Claims Resolution. If for any reason a benefit due under the Plan is not paid when due, the Participant or other person alleging entitlement to such benefit may file a written claim with the Committee. If the claim is denied or no response is received within forty-five (45) days (in which case, the claim will be deemed to have been denied), the such person may appeal the denial to the Board within thirty (30) days of the denial. In pursuing an appeal, the person may require that a responsible officer of the Company review the denial, may review pertinent documents, and may submit issues and comments in writing. Any decision on appeal shall be made within thirty (30) days after the appeal is made, unless special circumstances require the Board to extend the period for an additional thirty (30) days.

                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

7.01 Amendment and Termination. The Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, the Participant's Beneficiary) adversely affect any benefit under the Plan which has accrued with respect to the Participant or Beneficiary as of the date of such amendment or termination regardless of whether such benefit is in pay status.

                                    ARTICLE 8
                                  MISCELLANEOUS

8.01 Headings. The headings and sub-headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

8.02 Spendthrift Clause. None of the benefits, payments, proceeds or distribution under the Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein to the contrary.

8.03 Merger. The Plan shall not be automatically terminated by the Company's acquisition by, merger into, or sale of substantially all of its assets to any other organization, but the Plan shall be continued thereafter by such successor organization. All rights to amend, modify, suspend or terminate the Plan shall be transferred to the successor organization, effective as of the date of the combination or sale.

8.04 Release. Any payment to Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Committee, the Plan Administrator and the Company, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Plan Administrator, the Committee, or the Company, as the case may be.

8.05 Governing Law. The Plan shall be governed by the laws of the State of North Carolina.

8.06 Costs of Collection; Interest. In the event the Participant collects any part or all of the payments due under the Plan by or through a lawyer or lawyers, the Company will pay all costs of collection, including reasonable legal fees incurred by the Participant. In addition, the Company shall pay to the Participant interest on all or any part of the payments that are not paid when due at a rate equal to the Prime Rate as announced by SunTrust Bank or its successors from time to time.

8.07 Successors and Assigns. The Plan shall be binding upon the successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the Company has caused this Second Amended and Restated Plan to be duly executed and its seal to be hereunto affixed on the date indicated below.

                                       CAROLINA FIRST BANCSHARES, INC.

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                       Date:
                                            ------------------------------------
[CORPORATE SEAL]

Attest:

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